                                                                  EXHIBIT 10.9

                                   ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is entered into as of the 16th day of May, 1997, by and among the following parties: American National Bank and Trust Company of Chicago, as escrow agent (the "Escrow Agent"), Photogen Technologies, Inc. (f/k/a MT Financial Group, Inc.) ("the Company"), Eric A. Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fischer, Ph.D., Timothy C. Scott, Ph.D., and John Smolik (sometimes individually "Grantor" and collectively "Grantors"), and Stuart Fuchs, Jeff Eliot Margolis and Stephen L. Ross (sometimes "Grantee" and collectively "Grantees").

                                       RECITALS

    A. Grantors are the equal owners of all the Membership Interests of Photogen L.L.C. ("Photogen");

    B. Photogen retained the services of Fuchs, and Jeff Eliot Margolis and Stephen L. Ross, his associates, as placement agents to find venture capital to develop Photogen's technology; and

    C. Fuchs and his associates found and brought the Company, Photogen and its Members together. The Company and Photogen, together with Photogen's Members and others have entered into a transaction which if consummated will result in a placement fee due to Fuchs and his associates consisting of cash and Warrants to purchase an aggregate of 960,000 shares of common stock of the Company owned by the Grantors (192,000 shares owned by each Grantor);

    D. In order for the Grantors to meet their obligation to provide Warrants for 960,000 shares of common stock of the Company, the parties have agreed to establish this Escrow Agreement pursuant to which the American National Bank and Trust Company of Chicago shall act as the Escrow Agent.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Each Grantor hereby delivers a single stock certificate in the amount of 192,000 shares of Common Stock of the Company together with stock powers executed in blank and guaranteed to the Escrow Agent to be held by the Escrow Agent pursuant to the terms and conditions of this Escrow Agreement (the "Escrow Deposits"). The identification of each stock certificate by number which each Grantor is depositing with the Escrow Agent is set forth on Exhibit A, attached hereto.

         2. The Warrant Agreements and the form of Warrants issued by each Grantor to the Grantees is attached hereto as Exhibit B.

         3. This Escrow is established for a period of five years and will terminate on the 15 day of May, 2002, unless sooner terminated as provided for herein.

         4. The Escrow Agent will only act with respect to a Grantor's Deposits in accordance with one or more written letters of direction jointly executed by the Company, the Grantor who made the Deposit and that Grantor's intended Grantee(s) (or the Grantee(s) lawful transferee(s) (a "Holder") of the Warrant) or in accordance with a final order of a court of competent jurisdiction.

         5. The Escrow Agent shall be entitled to compensation for standard services rendered at the rate of $2,000 per annum. In addition, an exercise fee of $500 in the aggregate will be charged each time a Grantee intends to exercise a Warrant (which will always require the Grantee to exercise Warrants from all five Grantors in equal amounts, I.E., a $100 charge for exercise of each of the five warrants) and additional compensation for services beyond the standard, including without limitation, participation in litigation. All fees, costs or expenses pursuant to this Agreement and any transactions carried out hereunder shall be billed by the Escrow Agent to the Company and shall not be deducted from the Escrow Deposits, and the Company shall pay the same within 30 days from receipt of the invoice. The Company shall also be responsible for any taxes and tax reporting relating to the Escrow Deposits, if any. The Escrow Agent shall not have a lien on the Escrow Deposit to secure payment of any fees, costs or expenses, and the Escrow Agent hereby waives any right of offset or recoupment it may have against the Escrow Deposits or any of the assets in the Escrow.

         6. In the event of any dispute between the parties hereto, or between them and any other person, which results in claims or demands against the Escrow Deposits or the Escrow Agent, or in the event the Escrow Agent, in the exercise of good faith, is reasonably in doubt as to what action it should take hereunder, the Escrow Agent at its option may refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such dispute or such doubt exists; and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act. The Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of the parties to the dispute have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement between the parties to the dispute and the Escrow Agent shall have been notified thereof in writing signed by or on behalf of all such persons. The foregoing rights of the Escrow Agent are in addition to all other rights it may have by law or otherwise.

         7. The Escrow Agent may consult with independent legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder and it shall incur no liability and shall be fully protected in acting reasonably and in good faith in accordance with the written opinion and instructions of such counsel (except to the extent a court of competent jurisdiction determines that such action nonetheless constituted gross negligence or willful misconduct by the Escrow Agent). The Escrow Agent shall notify the Company when it intends to consult with such independent legal counsel. The Escrow Agent shall have the right to file legal proceedings, including an interpleader, to determine the proper disposition of the Escrow Deposits hereunder, and all costs thereof shall constitute an expense of administration of this Agreement.

         8. In the event the Escrow Agent becomes involved in any disputes (including without limitation any litigation) in connection with this Agreement, the Company, Grantors and Grantees agree to indemnify and hold the Escrow Agent harmless from all loss, cost, damages, expenses, liabilities, judgments and attorneys' fees suffered or incurred by the Escrow Agent as a result thereof; provided, however, that the foregoing indemnity obligation shall not apply to any litigation in which relief is obtained for, and the Escrow Agent shall remain liable for, its gross negligence or willful misconduct or any breach by the Escrow Agent of its duties hereunder.

         9.   The following general provisions apply:

              a. The Escrow Agent shall not be responsible for the sufficiency of the form, execution, validity or genuineness of notices, documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any description therein nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

              b. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement; provided however, that with Escrow Agent's written consent, the duties and responsibilities in this Agreement may be amended at any time or times by an instrument in writing signed by all other parties hereto.

              c.   Except for the provisions of this Agreement, the Escrow
Agent is not required to be familiar with the provisions of the Warrant, Warrant Agreement or any other instrument or agreement and shall not be charged with any responsibility or liability in connection with the observance or non-observance by anyone of the provisions of the Warrant, Warrant Agreement or such other instrument or agreement.

              d. The Escrow Agent shall have the right to resign by giving 30 days' prior written notice to the other parties hereto. Within such 30 day period, the Company, the Grantors, the Grantees and all Holders shall appoint a successor escrow agent and advise the Escrow Agent of such successor in writing. Thereupon, the Escrow Agent shall deliver all Deposits in this Escrow to such successor escrow agent and after such delivery all further responsibility of the Escrow Agent under this Agreement shall terminate. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the 30-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a proceeding shall be paid by the parties to this Agreement.

              e. In any event, this Escrow Agreement shall terminate on the 15 day of May, 2002, and all Escrow Deposits at that time shall be returned to each depositing Grantor as his interest shall appear.

         10.  MISCELLANEOUS.

              a. All notices or communications pursuant to this Agreement shall be in writing and addressed as follows:

                   IF TO THE ESCROW AGENT:

                   American National Bank and
                   Trust Company of Chicago
                   33 North LaSalle Street
                   Chicago, IL  60690

                   IF TO THE COMPANY:

                   John Smolik
                   Photogen Technologies, Inc.
                   1055 Commerce Park Drive
                   Oak Ridge, Tennessee 37830

                   IF TO THE GRANTOR:

                   [__________________]
                   Photogen Technologies, Inc.
                   1055 Commerce Park Drive
                   Oak Ridge, Tennessee 37830

                   IF TO THE GRANTEES:

                   To the address on the Company records,
                   as set forth on Exhibit C hereto.

Notices or communications by mail shall be deemed given and effective three days after depositing the same in the United States mail, postage prepaid, certified mail return receipt requested. Alternatively, any party may give any communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, or ordinary mail), but no such communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

              b. This Agreement (i) may be executed in one or more counterparts and, if so executed, the various counterparts shall be and constitute one instrument for all purposes and shall be binding on the party that executed it; (ii) constitutes the full and entire agreement between the parties with regard to the subject hereof, and supersedes any prior representations, promises, or warranties (oral or otherwise) made by any party or its agents, attorneys, employees or representatives; and no party shall be liable or bound to any other party for any prior representation, promise or warranty (oral or otherwise) except for those expressly set forth in this Agreement; (iii) shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of laws provisions thereof;
(iv) shall only be amended by a writing signed by all parties hereto; and (v) has been executed by the parties' respective duly authorized representatives, has been duly authorized by all requisite corporate action as applicable, and constitutes the valid and binding obligation of the parties hereto.

                 [The remainder of this page is intentionally blank.]

         IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be executed as of the date first written above.


AMERICAN NATIONAL BANK                 PHOTOGEN TECHNOLOGIES, INC.
AND TRUST COMPANY OF CHICAGO,
As Escrow Agent

 /S/ TIMOTHY P. MARTIN                  /S/ JOHN SMOLIK
------------------------------         ------------------------------
By:                                    By:


------------------------------         ------------------------------
Its: Assistant Vice President          Its:  President



                                       GRANTORS


 /S/ ERIC A. WACHTER                    /S/ CRAIG DEES
------------------------------         ------------------------------
Eric A. Wachter, Ph.D.                 Craig Dees, Ph.D.



 /S/ WALTER G. FISHER                   /S/ TIMOTHY C. SCOTT
------------------------------         ------------------------------
Walter G. Fischer, Ph.D.               Timothy C. Scott, Ph.D.



 /S/ JOHN SMOLIK
------------------------------
John Smolik

                                       GRANTEES



                                        /S/ STUART FUCHS
                                       ------------------------------
                                       Stuart Fuchs


                                        /S/ JEFF ELIOT MARGOLIS
                                       ------------------------------
                                       Jeff Eliot Margolis


                                        /S/ STEPHEN L. ROSS
                                       ------------------------------
                                       Stephen L. Ross


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